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                                                                    EXHIBIT 99.1


                               FIRST AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT


      FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT, dated as of January 12, 2001 (this "RRA AMENDMENT"), among dELiA*s Corp., a Delaware corporation formerly known as iTurf Inc. (the "COMPANY"), and the former stockholders of TheSpark.com, Inc. (a Massachusetts corporation which was merged with and into Merger Sub) listed on the signature page(s) to this RRA Amendment (the "SELLERS").

                             W I T N E S S E T H:

      WHEREAS, iTurf and the Sellers have previously entered into a Registration Rights Agreement, dated as of February 15, 2000 (the "REGISTRATION RIGHTS AGREEMENT"); and

      WHEREAS, the parties have entered into a First Amendment to the Merger Agreement (as defined in the Registration Rights Agreement) and desire to amend the Registration Rights Agreement as set forth herein to implement said First Amendment.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree to amend the Merger Agreement as follows:

      1.   DEFINITIONS.

            (a) Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

            (b) The definition of "MERGER AGREEMENT" in the Registration Rights Agreement is hereby amended to mean the Plan and Agreement of Merger dated as of February 4, 2000 by and among iTurf, the Sellers, TheSpark.com, Inc., a Massachusetts corporation, and iTurf Caveman Acquisition Corporation, a Massachusetts corporation and a wholly owned subsidiary of the Company, as the same may be amended, modified or supplemented from time to time.

      2.   AMENDMENT OF SECTION 2(A).

           (a) Section 2(a) of the Registration Rights Agreement is hereby amended and restated as follows:

(a) (i) The Company shall prepare and, on or prior to the date which occurs three business days after the Company becomes eligible to file a registration statement on Form S-3 (the "REGISTRATION DATE"), file with the SEC one or more Registration Statements on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement as is then available to effect a registration of the Initial Shares constituting Registrable Securities) and pursuant to Rule 415 covering the resale from time to time by the Holders thereof of all Initial Shares constituting Registrable Securities then outstanding. The Company shall use its best commercial efforts to cause any Registration Statement filed pursuant to this Section 2(a)(i) to become effective as soon as practicable after the Registration Date.
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      (ii) The Company covenants and agrees that it will promptly following the date of the First Amendment to the Merger Agreement, (x) file with the SEC, and will use its best efforts to cause to become effective as promptly as practicable, a post-effective amendment to Registration Statement No. 333-36300 to bring the information in such Registration Statement current and, to the extent permissible under the rules and regulations of the SEC, to include therein the Deferred Shares (as defined in the Merger Agreement) and any iTurf Common Stock issuable upon payment of the Deferred Contingent Payment (as defined in the Merger Agreement) and (y) if less than all of the Deferred Shares or iTurf Common Stock issuable upon payment of the Deferred Contingent Payment are included in such Registration Statement, file, and use its best efforts to cause to become effective as promptly as practicable, a new additional Registration Statement, in each case to enable the Sellers to resell upon issuance to them (subject to Section 4.12 of the Merger Agreement) the Deferred Shares and all iTurf Common Stock that may be issued in payment of the Deferred Contingent Payment.

      (iii) The Company shall use its best commercial efforts to cause any Registration Statement filed pursuant to this Section 2(a) to become effective as soon as practicable after the filing thereof and remain effective until 24 months following the last date of issuance to the Sellers of shares of Common Stock which are Registrable Securities.


      3. AMENDMENT OF SECTION 2(C). The words "during the two year period following the Closing" in the first sentence of Section 2(c) of the Registration Rights Agreement are hereby deleted and the following words are substituted therefor: during the two-year period following the last date of issuance to the Sellers of shares of Common Stock which are Registrable Securities

      4.    MISCELLANEOUS.

            (a) ENTIRE AGREEMENT. This RRA Amendment sets forth the parties' final and entire agreement with respect to its subject matter and supersede any and all prior understandings and agreements (other than the Registration Rights Agreement which, except as expressly modified herein, shall continue in full force and effect). This RRA Amendment can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this RRA Amendment signed by the party against whom enforcement of any such amendment, supplement, change or waiver is sought.

            (b) PARAGRAPH HEADINGS. The paragraph or section headings in this First Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this RRA Amendment. In the event of any conflict between the terms of the Registration Rights Agreement and this RRA Amendment, the terms of the RRA Amendment shall prevail and the Registration Rights Agreement shall be interpreted in the manner contemplated by the RRA Amendment.

            (c) SEVERABILITY; CONFLICT. If any provision of this First Amendment shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision (to the extent possible) shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this First Amendment.

            (d) COUNTERPARTS. This RRA Amendment may be delivered by facsimile and executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]


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     [SIGNATURE PAGE TO FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT]

      IN WITNESS WHEREOF, iTurf, the Company and the Selling Stockholders have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                          dELiA*S CORP. (F/K/A iTURF INC.)


                                          By:
                                             -----------------------------------
                                                Dennis Goldstein
                                                Chief Financial Officer

                                          SAM YAGAN, for himself and as
                                          Sellers' Agent*


                                          --------------------------------------


                                          NATHAN GANTCHER, for Net Associates


                                          --------------------------------------


* Mr. Yagan is acting in his capacity as Sellers' Agent as agent and attorney-in-fact for the Selling Stockholders listed below:

SELLING STOCKHOLDERS:
--------------------

BRIAN PHILLIPS                           CHRISTOPHER COYNE
JUSTIN KESTLER                           MAXWELL KROHN
ANDREW PRIHODKO                          ELI BOLOTIN
CHRISTIAN RUDDER                         DAN RING
JOHANNA TENGROTH                         THOMAS RUSSO


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